UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 23, 2008

TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30539	94-3175152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4800 Great America Parkway, Ste. 300
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 327-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 23, 2008, Tvia, Inc. (the “Company”) accepted a purchase order for certain existing inventory and new product. Pursuant to this purchase order and a smaller related order placed during November 2008, the Company may receive up to approximately $770,000, payable within 30 days of the fulfillment of its obligations thereunder. Over 50% of the product sold under these purchase orders is expected to consist of existing inventory. Shipments under these purchase orders are scheduled to be delivered between February and April of 2009.
      The Company has communicated to its customers that, due to the uncertainty of the Company’s future operations as a result of the Company having filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code, its products may be considered as “end of life” and that the future availability of its products cannot be predicted. The Company believes that the purchase orders referred to above, as well as the purchase order described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2008, may have been entered into as a result of or otherwise affected by this communication. Consequently, these purchase orders may not be indicative of the size or frequency of future orders.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements relating to the Company’s business, operations, future and existing inventory levels and product availability. These statements speak only of the date hereof and are subject to a number of factors that could cause actual results to differ materially, including, without limitation, the ability of the Company to fulfill its obligations under the purchase orders, any material changes to the overall mix of existing inventory and new product required to fulfill the Company’s obligations under the purchase orders and its receipt of the amounts described above. For other factors that could cause the Company’s results to vary, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.
By:	/s/ Eli Porat
Eli Porat
Chief Executive Officer

Date: December 30, 2008